UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 8, 2008
PeopleSupport, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33679	95-4695021

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
2049 Century Park East, Suite 300
Los Angeles, California 90067
(Address of Principal Executive Offices)
(310) 824-6200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On October 8, 2008, PeopleSupport, Inc., a Delaware corporation (“PeopleSupport”), issued a press release announcing that PeopleSupport’s stockholders voted to approve PeopleSupport’s proposed merger with Essar Services, Mauritius at a special meeting of stockholders held today. Stockholders approved the adoption of the Agreement and Plan of Merger dated as of August 3, 2008, by and among PeopleSupport, Essar Services, Mauritius, a company organized under the laws of Mauritius (“Essar”), and Easter Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Essar (the “Merger Agreement”) by more than 75% of the shares of common stock outstanding on August 22, 2008, the record date. The approval of the Merger Agreement by PeopleSupport’s stockholders is one of the closing conditions set forth in the Merger Agreement. The merger, which is expected to close by October 31, 2008, continues to be subject to other closing conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Forward-Looking Statements
Certain statements in this Current Report on Form 8-K including, but not limited to, statements regarding the terms of the Merger, including the expected timing of the Merger are forward-looking statements within the meaning of the Private Securities Reform Act of 1995 that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, the risk that the Merger will not be consummated; diversion of management’s attention; retaining key employees; risks associated with international operations; trends in the outsourcing industry and other risks detailed from time to time in the reports PeopleSupport files with the SEC including PeopleSupport’s Form 10-Q for the period ended June 30, 2008. Copies of reports PeopleSupport filed with the SEC are posted on its Web site and are available from PeopleSupport without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, PeopleSupport disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 8, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: October 8, 2008

PEOPLESUPPORT, INC.
By:	/s/ Lance Rosenzweig
Lance Rosenzweig
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 8, 2008